UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		13-3136104 (I.R.S. Employer Identification Number)
4 Industrial Way West, Suite 300 Eatontown, New Jersey 07724 (732) 389 - 0932

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2012 STOCK-BASED COMPENSATION PLAN

(Full title of the plan)

Dale Foster

Chief Executive Officer

Wayside Technology Group, Inc.

4 Industrial Way West, Suite 300

Eatontown, New Jersey 07724

(732) 389 - 0932

(Telephone number, including area code, of agent for service)

With a copy to:

W. Bryan Rakes

Gabriel M. Steele

Venable LLP

750 East Pratt Street, Suite 900

Baltimore, MD 21202

(410) 244-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share.	400,000 shares	$14.01	$5,604,000	$727.40

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Stock-Based Compensation Plan as the result of any stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, based upon the average of the high and low price of the Registrant's common stock on April 9, 2020 as reported on The Nasdaq Global Market.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 400,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Wayside Technology Group, Inc., a Delaware corporation (the “Company”), under the Company’s 2012 Stock-Based Compensation Plan (the “Plan”).  On June 6, 2018, the stockholders of the Company approved an amendment to the Plan (the “Plan Amendment”) that increased the aggregate number of shares of Common Stock that may be issued under the Plan from 600,000 to 1,000,000.

The Company filed a Registration Statement on Form S-8 (File No. 333-184573) (the “2012 Registration Statement”) on October 24, 2012 registering 600,000 shares of Common Stock under the Plan. The Company hereby incorporates by reference the contents of the 2012 Registration Statement to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents, together with any amendments thereof, filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 4, 2020:
(b)	The Company’s Current Reports on Form 8-K filed with the Commission on January 21, 2020, March 13, 2020 and March 16, 2020;
(c)

The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 18, 1995, including any amendment or reports filed for the purpose of updating such description; and

(d)

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.       Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Certificate of Incorporation of the Company (1)
4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company (2)
4.3	Amended and Restated By-Laws of the Company (1)
4.4	Specimen of Common Stock Certificate (1)
5.1 *	Opinion of Venable LLP
23.1 *	Consent of BDO USA, LLP
23.2*	Consent of Venable LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)
99.1	2012 Stock-Based Compensation Plan (3)
99.2	Amendment to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan (4)
99.2	Amendment to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan (5)

(1)

Incorporated by reference to Exhibits 3.1, 3.2 and 4.1 to the Company’s Registration Statement on Form S-1 or amendments thereto (File No. 333-92810) filed on May 30, 1995, July 7, 1995 and July 18, 1995.

(2)	Incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed on November 3, 2006.
(3)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 filed on August 3, 2012.
(4)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 8, 2018.
(5)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019.

*      filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eatontown, New Jersey, on April 14, 2020.

WAYSIDE TECHNOLOGY GROUP, INC.

By:	/s/ Dale Foster
Dale Foster
Chief Executive Officer

Each person whose name appears below hereby constitutes and appoints Dale Foster and Michael Vesey, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale Foster	Chief Executive Officer and Director	April 14, 2020
Dale Foster	(Principal Executive Officer)

/s/ Michael Vesey	Vice President and Chief Financial Officer (Principal	April 14, 2020
Michael Vesey	Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Geygan	Director	April 14, 2020
Jeffrey Geygan

/s/ Diana Kurty	Director	April 14, 2020
Diana Kurty

/s/ Mike Faith	Director	April 14, 2020
Mike Faith

/s/ John McCarthy	Director	April 14, 2020
John McCarthy

/s/ Andrew Bryant	Director	April 14, 2020
Andrew Bryant

/s/ Ross Crane	Director	April 14, 2020
Ross Crane

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